Exhibit 99.1

press release
February 18, 2026

Radian Announces Fourth Quarter and Full Year 2025 Financial Results

— Radian completes acquisition of Inigo in February 2026, becoming a global multi-line specialty insurer —

— Fourth quarter net income from continuing operations of $159 million, or $1.15 per diluted share —

— Full year net income from continuing operations of $618 million, or $4.39 per diluted share —

— Full year return on equity from continuing operations of 13.1% —

— Book value per share growth of 13% year-over-year to $35.29 —

— Primary mortgage insurance in force grew to another all-time high of $282.5 billion —

— $795 million total distributions paid from Radian Guaranty to holding company during 2025 —

— Returned $576 million of capital to stockholders through dividends and share repurchases during 2025 —

WAYNE, PA. February 18, 2026 - Radian Group Inc. (NYSE: RDN) today reported net income from continuing operations for the quarter ended December 31, 2025, of $159 million, or $1.15 per diluted share. This compares with net income from continuing operations for the quarter ended December 31, 2024, of $164 million, or $1.08 per diluted share.

Net income from continuing operations for the full year 2025 was $618 million, or $4.39 per diluted share. This compares with net income from continuing operations for the full year 2024 of $660 million, or $4.28 per diluted share.

Pretax income from continuing operations for the quarter ended December 31, 2025, was $201 million compared to $210 million for the quarter ended December 31, 2024. Pretax income from continuing operations for the full year 2025 was $791 million, compared to $846 million for the full year 2024.

Adjusted pretax operating income for the quarter ended December 31, 2025, was $204 million compared to $220 million for the quarter ended December 31, 2024. Adjusted diluted net operating income per share for the quarter ended December 31, 2025, was $1.16 compared to $1.13 for the quarter ended December 31, 2024.

Adjusted pretax operating income for the full year 2025 was $802 million compared to $867 million for the full year 2024. Adjusted diluted net operating income per share for the full year 2025 was $4.45 compared to $4.39 for the full year 2024.

Key Financial Highlights	Quarter ended			Year ended
($ in millions, except per-share amounts)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Total revenues	$301	$303	$293	$1,197	$1,206
Net income	$155	$141	$148	$583	$604
Net income from continuing operations	$159	$153	$164	$618	$660
Diluted net income from continuing operations per share	$1.15	$1.11	$1.08	$4.39	$4.28
Pretax income from continuing operations	$201	$199	$210	$791	$846
Adjusted pretax operating income (1)	$204	$206	$220	$802	$867
Adjusted diluted net operating income per share (1)	$1.16	$1.15	$1.13	$4.45	$4.39
Return on equity from continuing operations	13.5%	13.4%	14.1%	13.1%	14.6%
Adjusted net operating return on equity (1)	13.6%	13.9%	14.7%	13.3%	15.0%
New insurance written	$15,850	$15,497	$13,186	$55,166	$51,984
Net premiums earned	$237	$237	$235	$942	$939
New defaults	14,201	13,378	13,967	51,551	50,535

	As of
($ in millions, except per-share amounts)	December 31, 2025	September 30, 2025	December 31, 2024

Book value per share	$35.29	$34.34	$31.33
Accumulated other comprehensive income (loss) value per share	$(1.64)	$(1.67)	$(2.37)
PMIERs Available Assets	$5,384	$5,958	$6,039
PMIERs excess Available Assets	$1,560	$1,876	$2,158
Available holding company liquidity (2)	$1,834	$995	$885
Total investments	$5,987	$5,852	$5,702
Assets held for sale	$474	$723	$1,447
Liabilities held for sale	$364	$550	$1,240
Primary mortgage insurance in force	$282,519	$280,559	$275,126
Percentage of primary loans in default	2.56%	2.42%	2.44%
Loss reserves	$400	$388	$354

(1)
Adjusted results, including adjusted pretax operating income, adjusted diluted net operating income per share and adjusted net operating return on equity, are on a continuing operations basis and are non-GAAP financial measures on a consolidated basis. For definitions and reconciliations of these measures to the comparable GAAP measures, see Exhibits F and G.
(2)
Represents Radian Group’s available liquidity without considering available capacity under its unsecured revolving credit facility.

Book value per share at December 31, 2025, was $35.29 compared to $34.34 at September 30, 2025, and $31.33 at December 31, 2024. This represents a 13% growth in book value per share at December 31, 2025, as compared to December 31, 2024, and includes accumulated other comprehensive income (loss) of $(1.64) per share as of December 31, 2025, and $(2.37) per share as of December 31, 2024. Changes in accumulated other comprehensive income (loss) are primarily from net unrealized gains or losses on investments as a result of decreases or increases, respectively, in market interest rates.

“We delivered a strong year in 2025, driven by the consistent performance of our mortgage insurance business and the disciplined way we manage risk and capital. Just as importantly, we took meaningful steps to shape our company for the future – simplifying our focus and acquiring Inigo to expand our reach as a global multi-line specialty insurer,” said Radian’s Chief Executive Officer, Rick Thornberry. “As we look forward to the opportunities ahead in 2026, we are building from a position of strength with a focused strategy, a talented team, and the financial flexibility to invest in growth while continuing to return capital to stockholders. We believe this positions Radian to continue to deliver long-term value across market cycles.”

FOURTH QUARTER AND FULL YEAR HIGHLIGHTS

■
Mortgage insurance new insurance written was $15.9 billion in the fourth quarter of 2025 compared to $15.5 billion in the third quarter of 2025 and $13.2 billion in the fourth quarter of 2024. Mortgage insurance new insurance written was $55.2 billion for the full year 2025 compared to $52.0 billion for the prior year.
■
Refinances accounted for 15% of total NIW in the fourth quarter of 2025 compared to 5% in the third quarter of 2025 and 10% in the fourth quarter of 2024.
■
Additional details regarding NIW may be found in Exhibit H.
■
Total primary mortgage insurance in force of $282.5 billion as of December 31, 2025, compared to $280.6 billion as of September 30, 2025, and $275.1 billion as of December 31, 2024.
■
Persistency, which is the percentage of mortgage insurance that remains in force after a twelve-month period, was 84% for the twelve months ended December 31, 2025, compared to 84% for the twelve months ended September 30, 2025, and 84% for the twelve months ended December 31, 2024.
■
Annualized persistency for the three months ended December 31, 2025, was 82% compared to 84% for the three months ended September 30, 2025, and 83% for the three months ended December 31, 2024.
■
Additional details regarding our primary mortgage insurance in force may be found in Exhibit I.
■
Net mortgage insurance premiums earned were $237 million for the fourth quarter of 2025 compared to $237 million for the third quarter of 2025 and $235 million for the fourth quarter of 2024.
■
Mortgage insurance in force portfolio premium yield was 37.9 basis points in the fourth quarter of 2025. This compares to 37.9 basis points in the third quarter of 2025 and 38.0 basis points in the fourth quarter of 2024.
■
Total net mortgage insurance premium yield, which includes the impact of ceded premiums earned and accrued profit commission, was 33.8 basis points in the fourth quarter of 2025. This compares to 34.0 basis points in the third quarter of 2025 and 34.2 basis points in the fourth quarter of 2024.
■
Additional details regarding premiums earned may be found in Exhibit D.
■
The mortgage insurance provision for losses was $22 million in the fourth quarter of 2025 compared to $18 million in the third quarter of 2025 and a de minimis amount in the fourth quarter of 2024.
■
Favorable reserve development on prior period defaults was $35 million in the fourth quarter of 2025 compared to $35 million in the third quarter of 2025 and $56 million in the fourth quarter of 2024.
■
The number of primary delinquent loans was 25,230 as of December 31, 2025, compared to 23,819 as of September 30, 2025, and 24,055 as of December 31, 2024.
■
The loss ratio in the fourth quarter of 2025 was 9% compared to 8% in the third quarter of 2025 and 0% in the fourth quarter of 2024.
■
Total mortgage insurance net claims paid, which include the impact of settlements and commutations, were $13 million in the fourth quarter of 2025 compared to $10 million in the third quarter of 2025 and $5 million in the fourth quarter of 2024. For the full year 2025, total mortgage insurance net claims paid were $34 million, compared to $17 million for the full year of 2024.
■
Additional details regarding mortgage insurance provision for losses may be found in Exhibit D.

■
Other operating expenses were $56 million in the fourth quarter of 2025 compared to $62 million in the third quarter of 2025 and $58 million in the fourth quarter of 2024. Other operating expenses were $246 million for the full year 2025, compared to $248 million for the full year 2024.
■
Details regarding other operating expenses may be found in Exhibit D.

CAPITAL AND LIQUIDITY UPDATE

Radian Group

■
Radian Group paid a dividend on its common stock in the amount of $0.255 per share, totaling $35 million, in the fourth quarter of 2025.
■
Radian Group’s available liquidity increased from $995 million as of September 30, 2025, to $1.8 billion as of December 31, 2025, resulting from funds received from Radian Guaranty during the fourth quarter of 2025 in the form of a $195 million ordinary dividend and a $600 million intercompany borrowing, as discussed in more detail below. Total holding company liquidity as of December 31, 2025, including the company’s $500 million unsecured revolving credit facility that was undrawn as of that date, was $2.3 billion.
■
In January 2026, Radian Group drew $200 million on our unsecured revolving credit facility. We expect to repay this borrowing during 2026.
■
On February 2, 2026, Radian Group completed its strategic acquisition of Inigo Limited (“Inigo”), a Lloyd’s of London (“Lloyd’s”) specialty insurer. Radian funded the acquisition from Radian Group’s available liquidity sources. See “Strategic Update” below for additional details.

Radian Guaranty

■
Radian Guaranty distributed $795 million to Radian Group through dividends and return of capital in 2025, including a $195 million ordinary dividend in the fourth quarter of 2025.
■
In December 2025, Radian Group executed a $600 million intercompany note agreement to borrow funds from Radian Guaranty to fund a portion of the purchase price payment to acquire Inigo, as discussed below. The note has a ten-year term, bears interest at a rate of 6.50% per annum and was approved by the Pennsylvania Insurance Department. As a condition of this approval, Radian Guaranty is required to comply with certain conditions while the note is outstanding, including, most notably, obtaining prior approval from the Pennsylvania Insurance Department for all dividends paid by Radian Guaranty for an expected period of at least three years and maintaining a minimum policyholders’ surplus of $500 million, among other conditions.
■
Radian Guaranty expects to pay over $600 million in ordinary dividends to Radian Group during 2026. As noted, these dividends require prior approval from the Pennsylvania Insurance Department.
■
During the fourth quarter of 2025, Radian Guaranty entered into an excess of loss (XOL) reinsurance arrangement with a panel of highly rated third-party reinsurance providers. This arrangement is consistent with the company’s use of risk distribution strategies to effectively manage capital and proactively mitigate risk. The agreement, which is effective December 2025, secures approximately $373 million of XOL reinsurance coverage on certain policies written from 2016 through 2021.

■
At December 31, 2025, Radian Guaranty’s Available Assets under PMIERs totaled $5.4 billion, resulting in PMIERs excess Available Assets of $1.6 billion.

STRATEGIC UPDATE

Discontinued Operations

■
Consistent with the previously announced divestiture plan of its Mortgage Conduit, Title and Real Estate Services businesses, the Company is engaged in active discussions with potential acquirers and continues to expect to complete the divestiture plan by the end of the third quarter of 2026.
■
During the fourth quarter of 2025, Radian Group received $62 million in distributions from its businesses held for sale. These distributions reduced the net carrying value of the assets and liabilities held for sale related to these three businesses to $110 million as of December 31, 2025, including the impact of estimated costs related to the sales.
■
Additional details regarding discontinued operations may be found in Exhibit D.

Inigo Acquisition

■
On February 2, 2026, Radian Group announced that it has completed its strategic acquisition of Inigo, a Lloyd’s specialty insurer, for $1.67 billion in a primarily all-cash transaction.
■
This strategic acquisition marks an important milestone in Radian’s expansion from a leading U.S. mortgage insurer to a global, diversified multi-line specialty insurer, significantly increasing the company’s product expertise and capabilities.
■
The transaction values Inigo at approximately 1.4 times(1) its estimated tangible equity at the end of 2025. The acquisition is expected to deliver mid-teens percentage accretion to earnings per share and approximately 200 basis points accretion to return on equity in 2026. Radian expects the acquisition will double its total annual revenue and provide flexibility to deploy capital across multiple insurance lines through various business cycles.

(1) Estimate presented on a U.K. GAAP basis. The difference between U.K. and U.S. GAAP is expected to be limited.

CONFERENCE CALL

Radian will discuss fourth quarter 2025 financial results in a conference call tomorrow, Thursday, February 19, 2026, at 11:00 a.m. Eastern time. The conference call will be webcast live on the company’s website at www.radian.com/for-investors/investor-events or at www.radian.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the conference call dial-in instructions below.

The call may be accessed via telephone by registering for the call here to receive the dial-in numbers and unique PIN. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A digital replay of the webcast will be available on Radian’s website approximately two hours after the live broadcast ends for a period of one year at www.radian.com/for-investors/investor-events.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website at www.radian.com, under Investors.

NON-GAAP FINANCIAL MEASURES

Radian believes that adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, each from continuing operations (non-GAAP measures on a consolidated basis) facilitate evaluation of the company’s fundamental financial performance and provide relevant and meaningful information to investors about the ongoing operating results of the company. These measures are not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be considered in isolation or viewed as substitutes for GAAP measures of performance. The measures described below have been established in order to increase transparency for the purpose of evaluating the company’s operating trends and enabling more meaningful comparisons with Radian’s competitors.

Adjusted pretax operating income (loss) is defined as GAAP pretax income (loss) from continuing operations excluding the effects of: (i) net gains (losses) on investments and other financial instruments, and (ii) impairment of other long-lived assets and other non-operating items, if any, such as gains (losses) from the sale of lines of business, acquisition-related income (expenses) and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

See Exhibit F or Radian’s website for a description of these items, as well as Exhibit G for reconciliations to the most comparable GAAP measures.

ABOUT RADIAN

As a leading U.S. private mortgage insurer, Radian Group Inc. (NYSE: RDN) provides solutions that expand access to affordable, responsible and sustainable homeownership and helps borrowers achieve their dream of owning a home. For more information www.radian.com.

Contact:

For Investors

Bob Lally - Phone: 215.231.1570

email: robert.lally@radian.com

For Media

Rashi Iyer - Phone: 215.231.1167

email: rashi.iyer@radian.com

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

Exhibit A (page 1 of 2)

	2025				2024
(In thousands, except per-share amounts)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Revenues
Net premiums earned	$237,192	$237,103	$233,526	$234,044	$235,276
Net investment income	62,683	63,399	61,672	61,010	62,211
Net gains (losses) on investments and other financial instruments	(1,159)	1,285	1,851	(2,001)	(6,750)
Other income	1,796	1,399	1,502	1,782	1,932
Total revenues	300,512	303,186	298,551	294,835	292,669
Expenses
Provision for losses	21,588	17,886	11,954	15,340	61
Policy acquisition costs	4,280	7,166	7,205	6,388	7,276
Other operating expenses	56,417	62,256	69,178	57,908	58,398
Interest expense	17,189	17,184	17,428	16,489	16,550
Total expenses	99,474	104,492	105,765	96,125	82,285
Pretax income from continuing operations	201,038	198,694	192,786	198,710	210,384
Income tax provision	42,236	45,892	38,301	46,620	46,629
Net income from continuing operations	158,802	152,802	154,485	152,090	163,755
Income (loss) from discontinued operations, net of tax	(3,959)	(11,359)	(12,689)	(7,532)	(15,464)
Net income	$154,843	$141,443	$141,796	$144,558	$148,291

Diluted net income per share
Net income from continuing operations	$1.15	$1.11	$1.11	$1.03	$1.08
Income (loss) from discontinued operations, net of tax	(0.03)	(0.08)	(0.09)	(0.05)	(0.10)
Diluted net income per share	$1.12	$1.03	$1.02	$0.98	$0.98

(1)
See Exhibit D for additional details.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

Exhibit A (page 2 of 2)

	Years Ended December 31,
(In thousands, except per-share amounts)	2025	2024

Revenues
Net premiums earned	$941,865	$939,237
Net investment income	248,764	264,814
Net gains (losses) on investments and other financial instruments	(24)	(4,347)
Other income	6,479	6,595
Total revenues	1,197,084	1,206,299
Expenses
Provision for losses	66,768	(2,248)
Policy acquisition costs	25,039	27,316
Other operating expenses	245,759	247,618
Interest expense	68,290	88,006
Total expenses	405,856	360,692
Pretax income from continuing operations	791,228	845,607
Income tax provision	173,049	185,292
Net income from continuing operations	618,179	660,315
Income (loss) from discontinued operations, net of tax	(35,539)	(55,875)
Net income	$582,640	$604,440

Diluted net income per share
Net income from continuing operations	$4.39	$4.28
Income (loss) from discontinued operations, net of tax	(0.25)	(0.36)
Diluted net income per share	$4.14	$3.92

(1)
See Exhibit D for additional details.

Radian Group Inc. and Subsidiaries

Net Income Per Share

Exhibit B (page 1 of 2)

The calculation of basic and diluted net income per share is as follows.

	2025				2024
(In thousands, except per-share amounts)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Net income from continuing operations	$158,802	$152,802	$154,485	$152,090	$163,755
Income (loss) from discontinued operations, net of tax	(3,959)	(11,359)	(12,689)	(7,532)	(15,464)
Net income—basic and diluted	$154,843	$141,443	$141,796	$144,558	$148,291

Average common shares outstanding—basic	137,032	137,003	137,376	145,618	150,302
Dilutive effect of share-based compensation arrangements (1)	1,218	923	984	2,109	1,610
Adjusted average common shares outstanding—diluted	138,250	137,926	138,360	147,727	151,912

Net income per share
Basic
Net income from continuing operations	$1.16	$1.12	$1.12	$1.04	$1.09
Income (loss) from discontinued operations, net of tax	(0.03)	(0.08)	(0.09)	(0.05)	(0.10)
Basic net income per share	$1.13	$1.04	$1.03	$0.99	$0.99

Diluted
Net income from continuing operations	$1.15	$1.11	$1.11	$1.03	$1.08
Income (loss) from discontinued operations, net of tax	(0.03)	(0.08)	(0.09)	(0.05)	(0.10)
Diluted net income per share	$1.12	$1.03	$1.02	$0.98	$0.98

(1)
The following number of shares of our common stock equivalents issued under our share-based compensation arrangements are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.

	2025				2024
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Shares of common stock equivalents	—	—	2	24	9

Radian Group Inc. and Subsidiaries

Net Income Per Share

Exhibit B (page 2 of 2)

	Years Ended December 31,
(In thousands, except per-share amounts)	2025	2024

Net income from continuing operations—basic and diluted	$618,179	$660,315
Income (loss) from discontinued operations, net of tax	(35,539)	(55,875)
Net income—basic and diluted	$582,640	$604,440

Average common shares outstanding—basic	139,445	152,465
Dilutive effect of share-based compensation arrangements (1)	1,366	1,726
Adjusted average common shares outstanding—diluted	140,811	154,191

Net income per share
Basic
Net income from continuing operations	$4.43	$4.33
Income (loss) from discontinued operations, net of tax	(0.25)	(0.37)
Basic net income per share	$4.18	$3.96

Diluted
Net income from continuing operations	$4.39	$4.28
Income (loss) from discontinued operations, net of tax	(0.25)	(0.36)
Diluted net income per share	$4.14	$3.92

(1)
The following number of shares of our common stock equivalents issued under our share-based compensation arrangements are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.

	Years Ended December 31,
(In thousands)	2025	2024

Shares of common stock equivalents	—	11

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit C

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands, except per-share amounts)	2025	2025	2025	2025	2024

Assets
Investments	$5,987,318	$5,852,034	$5,680,489	$5,725,077	$5,701,831
Cash	24,829	15,258	19,013	16,026	19,220
Restricted cash	10	11	28	29	30
Accrued investment income	40,285	43,031	43,467	41,973	44,308
Accounts and notes receivable	120,197	128,765	125,744	121,052	120,990
Reinsurance recoverable	48,806	44,837	41,653	38,188	34,559
Deferred policy acquisition costs	19,018	16,711	17,248	17,855	17,746
Property and equipment, net	17,165	18,663	20,236	21,754	23,369
Prepaid federal income taxes	1,056,329	1,012,629	997,805	921,080	921,080
Other assets	334,172	350,350	390,962	367,501	358,962
Assets held for sale	474,268	722,514	2,267,056	1,517,393	1,447,440
Total assets	$8,122,397	$8,204,803	$9,603,701	$8,787,928	$8,689,535
Liabilities and stockholders’ equity
Reserve for losses and loss adjustment expense	$399,946	$387,650	$377,231	$369,090	$354,431
Unearned premiums	159,341	166,165	171,901	178,931	188,337
Senior notes	1,067,908	1,067,251	1,066,603	1,065,965	1,065,337
Other borrowings	41,207	60,401	98,685	32,122	45,865
Net deferred tax liability	942,193	910,256	864,421	826,692	772,232
Other liabilities	366,470	410,232	461,335	415,986	399,282
Liabilities held for sale	363,818	550,399	2,070,844	1,312,316	1,240,193
Total liabilities	3,340,883	3,552,354	5,111,020	4,201,102	4,065,677
Common stock	157	157	157	162	168
Treasury stock	(989,745)	(989,352)	(988,764)	(969,396)	(968,246)
Additional paid-in capital	861,211	855,320	847,399	1,048,738	1,246,826
Retained earnings	5,132,050	5,012,742	4,906,830	4,802,038	4,695,348
Accumulated other comprehensive income (loss)	(222,159)	(226,418)	(272,941)	(294,716)	(350,238)
Total stockholders’ equity	4,781,514	4,652,449	4,492,681	4,586,826	4,623,858
Total liabilities and stockholders’ equity	$8,122,397	$8,204,803	$9,603,701	$8,787,928	$8,689,535
Shares outstanding	135,498	135,473	135,395	141,220	147,569
Book value per share	$35.29	$34.34	$33.18	$32.48	$31.33

Holding company debt-to-capital ratio (1)	18.3%	18.7%	19.2%	18.9%	18.7%

(1)
Calculated as carrying value of senior notes, which were issued and are owed by our holding company, divided by carrying value of senior notes and stockholders’ equity. This holding company ratio does not include the effects of amounts owed by our subsidiaries related to other borrowings.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 1 of 5)

Net Premiums Earned

	2025				2024
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Direct
Premiums earned, excluding revenue from cancellations	$266,460	$264,272	$260,336	$260,705	$261,017
Single Premium Policy cancellations	2,005	1,821	1,708	1,206	2,363
Total direct	268,465	266,093	262,044	261,911	263,380
Ceded
Premiums earned, excluding revenue from cancellations	(48,294)	(45,870)	(43,849)	(42,288)	(43,239)
Single Premium Policy cancellations (1)	1,788	1,653	1,328	902	952
Profit commission - other (2)	15,233	15,227	14,003	13,519	14,183
Total ceded	(31,273)	(28,990)	(28,518)	(27,867)	(28,104)
Net premiums earned	$237,192	$237,103	$233,526	$234,044	$235,276

(1)
Includes the impact of related profit commissions.
(2)
Represents the profit commission under our QSR Program, excluding the impact of Single Premium Policy cancellations.

Net Investment Income

	2025				2024
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Fixed maturities	$51,655	$57,614	$57,354	$56,649	$57,129
Equity securities	1,798	2,446	2,634	2,145	3,350
Short-term investments	10,362	4,503	2,842	3,508	3,009
Other (1)	(1,132)	(1,164)	(1,158)	(1,292)	(1,277)
Net investment income	$62,683	$63,399	$61,672	$61,010	$62,211

(1)
Includes investment management expenses, as well as the net impact from our securities lending activities.

Provision for Losses

	2025				2024
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4
Current period defaults (1)	$57,047	$52,963	$47,912	$53,740	$55,795
Prior period defaults (2)	(35,459)	(35,077)	(35,958)	(38,400)	(55,734)
Total provision for losses	$21,588	$17,886	$11,954	$15,340	$61

(1)
Related to defaulted loans with the most recent default notice dated in the period indicated. For example, if a loan had defaulted in a prior period, but then subsequently cured and later re-defaulted in the current period, the default would be considered a current period default.
(2)
Related to defaulted loans with a default notice dated in a period earlier than the period indicated, which have been continuously in default since that time.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 2 of 5)

Other Operating Expenses

	2025				2024
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Salaries and other base employee expenses	$25,086	$24,259	$26,932	$26,139	$23,393
Variable and share-based incentive compensation	16,768	16,115	27,335	15,265	15,842
Other general operating expenses (1)	22,589	29,438	21,986	23,227	25,783
Ceding commissions	(8,026)	(7,556)	(7,075)	(6,723)	(6,620)
Total	$56,417	$62,256	$69,178	$57,908	$58,398

(1)
Includes $2 million and $9 million in the fourth and third quarter of 2025, respectively, of acquisition-related expenses.

Interest Expense

	2025				2024
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Senior notes	$15,829	$15,819	$15,810	$15,800	$15,791
Revolving credit facility	389	258	741	264	356
FHLB advances	458	1,107	877	425	403
Loss on extinguishment of debt	513	—	—	—	—
Total interest expense	$17,189	$17,184	$17,428	$16,489	$16,550

Discontinued Operations

	2025				2024
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Revenues
Net premiums earned	$5,248	$4,624	$3,995	$2,634	$3,286
Services revenue	13,640	12,352	10,882	11,943	11,989
Net investment income	7,089	10,744	11,097	7,564	9,099
Net gains (losses) on investments and other financial instruments	(576)	2,191	(6,703)	1,278	(1,541)
Income (loss) on consolidated VIEs	—	(2,129)	185	428	(467)
Other income	(176)	(332)	(3)	(568)	826
Total revenues	25,225	27,450	19,453	23,279	23,192
Expenses
Provision for losses	311	129	143	(173)	(685)
Cost of services	9,735	8,729	8,412	8,673	9,769
Other operating expenses	16,136	23,732	20,225	19,039	29,403
Interest expense	4,802	8,105	8,446	6,010	5,963
Total expenses	30,984	40,695	37,226	33,549	44,450
Pretax income (loss) from discontinued operations	(5,759)	(13,245)	(17,773)	(10,270)	(21,258)
Income tax provision (benefit)	(1,800)	(1,886)	(5,084)	(2,738)	(5,794)
Income (loss) from discontinued operations, net of tax	$(3,959)	$(11,359)	$(12,689)	$(7,532)	$(15,464)

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 3 of 5)

Net Premiums Earned

	Years Ended December 31,
(In thousands)	2025	2024
Direct
Premiums earned, excluding revenue from cancellations	$1,051,773	$1,040,678
Single Premium Policy cancellations	6,740	8,336
Total direct	1,058,513	1,049,014
Ceded
Premiums earned, excluding revenue from cancellations	(180,301)	(164,055)
Single Premium Policy cancellations (1)	5,671	2,390
Profit commission - other (2)	57,982	51,888
Total ceded	(116,648)	(109,777)
Net premiums earned	$941,865	$939,237

(1)
Includes the impact of related profit commissions.
(2)
The amounts represent the profit commission under our QSR Program, excluding the impact of Single Premium Policy cancellations.

Net Investment Income

	Years Ended December 31,
(In thousands)	2025	2024

Fixed maturities	$223,271	$231,235
Equity securities	9,024	12,003
Short-term investments	21,215	26,908
Other (1)	(4,746)	(5,332)
Net investment income	$248,764	$264,814

(1)
Includes investment management expenses, as well as the net impact from our securities lending activities.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 4 of 5)

Provision for Losses

	Years Ended December 31,
(In thousands)	2025	2024
Current period defaults (1)	$211,355	$197,719
Prior period defaults (2)	(144,587)	(199,967)
Total provision for losses	$66,768	$(2,248)

(1)
Related to defaulted loans with the most recent default notice dated in the period indicated. For example, if a loan had defaulted in a prior period, but then subsequently cured and later re-defaulted in the current period, the default would be considered a current period default.
(2)
Related to defaulted loans with a default notice dated in a period earlier than the period indicated, which have been continuously in default since that time.

Other Operating Expenses

	Years Ended December 31,
(In thousands)	2025	2024

Salaries and other base employee expenses	$102,416	$102,679

Variable and share-based incentive compensation	75,482	63,272

Other general operating expenses (1)	97,240	106,164
Ceding commissions	(29,379)	(24,497)
Total	$245,759	$247,618

(1)
Includes $10 million in 2025 primarily comprised of acquisition-related expenses. Includes $13 million in 2024, of impairment of long-lived assets, consisting of impairments to our internal-use software and lease-related assets.

Interest Expense

	Years Ended December 31,
(In thousands)	2025	2024

Senior notes	$63,258	$80,020
FHLB advances	2,867	2,430
Revolving credit facility	1,652	1,281
Loss on extinguishment of debt	513	4,275
Total interest expense	$68,290	$88,006

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 5 of 5)

Discontinued Operations

	Years Ended December 31,
(In thousands)	2025	2024

Revenues
Net premiums earned	$16,501	$12,046
Services revenue	48,817	49,246
Net investment income	36,494	27,879
Net gains (losses) on investments and other financial instruments	(3,810)	(5,767)
Income (loss) on consolidated VIEs	(1,516)	(2)
Other income	(1,079)	583
Total revenues	95,407	83,985
Expenses
Provision for losses	410	(266)
Cost of services	35,549	37,738
Other operating expenses	79,132	100,822
Interest expense	27,363	20,008
Total expenses	142,454	158,302
Pretax income (loss) from discontinued operations	(47,047)	(74,317)
Income tax provision (benefit)	(11,508)	(18,442)
Income (loss) from discontinued operations, net of tax	$(35,539)	$(55,875)

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 1 of 2)

In the third quarter of 2025, Radian Group’s board of directors approved a divestiture plan of its Mortgage Conduit, Title and Real Estate Services businesses. As a result, the results for these businesses are reflected in income (loss) from discontinued operations, net of tax, in our condensed consolidated statements of operations for all periods presented. See Exhibit D for details on our discontinued operations.

Summarized financial information concerning our one reportable segment, Mortgage Insurance, following such reclassification, for the periods indicated is as follows. For a definition of adjusted pretax operating income, along with a reconciliation to its most comparable GAAP measure, see Exhibits F and G.

Adjusted Pretax Operating Income

	2025				2024
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Net premiums written	$234,431	$235,733	$231,596	$230,250	$231,979
(Increase) decrease in unearned premiums	2,761	1,370	1,930	3,794	3,297
Net premiums earned	237,192	237,103	233,526	234,044	235,276
Net investment income	62,683	63,399	61,672	61,010	62,211
Other income	1,796	1,399	1,503	1,781	1,931
Total	301,671	301,901	296,701	296,835	299,418
Provision for losses	21,588	17,886	11,954	15,340	61
Policy acquisition costs	4,280	7,166	7,204	6,389	7,276
Other operating expenses	55,562	53,573	69,179	57,523	55,224
Interest expense	16,676	17,184	17,428	16,489	16,549
Total	98,106	95,809	105,765	95,741	79,110
Adjusted pretax operating income	$203,565	$206,092	$190,936	$201,094	$220,308

Selected Mortgage Insurance Key Ratios

	2025				2024
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Loss ratio (1)	9.1%	7.5%	5.1%	6.6%	0.0%
Expense ratio (2)	25.2%	25.6%	32.7%	27.3%	26.6%

(1)
Calculated as provision for losses expressed as a percentage of net premiums earned.
(2)
Calculated as operating expenses (which consist of policy acquisition costs and other operating expenses) expressed as a percentage of net premiums earned.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 2 of 2)

Adjusted Pretax Operating Income

	Years Ended December 31,
(In thousands)	2025	2024

Net premiums written	$932,010	$930,149
(Increase) decrease in unearned premiums	9,855	9,088
Net premiums earned	941,865	939,237
Net investment income	248,764	264,814
Other income	6,479	6,595
Total	1,197,108	1,210,646
Provision for losses	66,768	(2,248)
Policy acquisition costs	25,039	27,316
Other operating expenses	235,837	234,632
Interest expense	67,777	83,732
Total	395,421	343,432
Adjusted pretax operating income	$801,687	$867,214

Selected Mortgage Insurance Key Ratios

	Years Ended December 31,
(In thousands)	2025	2024

Loss ratio (1)	7.1%	(0.2)%
Expense ratio (2)	27.7%	27.9%

(1)
Calculated as provision for losses expressed as a percentage of net premiums earned.
(2)
Calculated as operating expenses (which consist of policy acquisition costs and other operating expenses) expressed as a percentage of net premiums earned.

Radian Group Inc. and Subsidiaries

Definition of Non-GAAP Financial Measures

Exhibit F (page 1 of 2)

Use of Non-GAAP Financial Measures

In addition to the traditional GAAP financial measures, we have presented “adjusted pretax operating income (loss),” “adjusted diluted net operating income (loss) per share” and “adjusted net operating return on equity,” which are non-GAAP financial measures for the consolidated company on a continuing operations basis, among our key performance indicators to evaluate our fundamental financial performance. These non-GAAP financial measures align with the way our business performance is evaluated by both management and by our board of directors. These measures have been established in order to increase transparency for the purposes of evaluating our operating trends and enabling more meaningful comparisons with our peers. Although on a consolidated basis adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are non-GAAP financial measures, we believe these measures aid in understanding the underlying performance of our operations. Our senior management, including our Chief Executive Officer (Radian’s chief operating decision maker), uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of our businesses and to allocate resources to them.

The results of our Mortgage Conduit, Title and Real Estate Services businesses are included in income (loss) from discontinued operations, net of tax, for all periods presented herein. The calculation of adjusted pretax operating income, as detailed below, excludes income (loss) from discontinued operations, net of tax, for all periods presented herein. As a result, the calculations of adjusted diluted net operating income per share and adjusted net operating return on equity also exclude income (loss) from discontinued operations, net of tax, for all periods presented herein.

Adjusted pretax operating income (loss) is defined as GAAP pretax income (loss) from continuing operations excluding the effects of: (i) net gains (losses) on investments and other financial instruments and (ii) impairment of other long-lived assets and other non-operating items, if any, such as gains (losses) from the sale of lines of business, acquisition-related income (expenses) and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes, computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

Although adjusted pretax operating income (loss) excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent those that are: (i) not viewed as part of the operating performance of our primary activities or (ii) not expected to result in an economic impact equal to the amount reflected in pretax income (loss) from continuing operations. These adjustments, along with the reasons for their treatment, are described below.

(1)
Net gains (losses) on investments and other financial instruments. The recognition of realized investment gains or losses can vary significantly across periods as the activity is highly discretionary based on the timing of individual securities sales due to such factors as market opportunities, our tax and capital profile and overall market cycles. Unrealized gains and losses arise primarily from changes in the market value of our investments that are classified as trading or equity securities. These valuation adjustments may not necessarily result in realized economic gains or losses.

Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these realized and unrealized gains or losses and changes in fair value of other financial instruments. Except for certain investments and other financial instruments attributable to specific operating segments, we do not view them to be indicative of our fundamental operating activities.

(2)
Impairment of other long-lived assets and other non-operating items, if any. Impairment of other long-lived assets and other non-operating items includes activities that we do not view to be indicative of our fundamental operating activities, such as: (i) impairment of internal-use software and other long-lived assets; (ii) gains (losses) from the sale of lines of business; (iii) acquisition-related income and expenses; and (iv) gains (losses) on extinguishment of debt.

Radian Group Inc. and Subsidiaries

Definition of Non-GAAP Financial Measures

Exhibit F (page 2 of 2)

See Exhibit G for the reconciliations of the most comparable GAAP measures, pretax income (loss) from continuing operations, diluted net income (loss) from continuing operations per share and return on equity from continuing operations to our non-GAAP financial measures for the consolidated company, adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, respectively.

Total adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are not measures of overall profitability, and therefore, should not be considered in isolation or viewed as substitutes for GAAP pretax income (loss) from continuing operations, diluted net income (loss) from continuing operations per share or return on equity from continuing operations. Our definitions of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity may not be comparable to similarly-named measures reported by other companies.

Radian Group Inc. and Subsidiaries

Non-GAAP Financial Measure Reconciliations

Exhibit G (page 1 of 3)

Reconciliation of Pretax Income from Continuing Operations to Adjusted Pretax Operating Income

	2025				2024
(In thousands)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Pretax income from continuing operations	$201,038	$198,694	$192,786	$198,710	$210,384
Less reconciling income (expense) items
Net gains (losses) on investments and other financial instruments	(1,159)	1,285	1,850	(2,000)	(6,750)
Impairment of other long-lived assets and other non-operating items (1)	(1,368)	(8,683)	—	(384)	(3,174)
Total adjusted pretax operating income	$203,565	$206,092	$190,936	$201,094	$220,308

(1)
Relates primarily to acquisition-related expenses for the 2025 periods and impairment of other long-lived assets for 2024, which are included in other operating expenses on the Condensed Consolidated Statement of Operations in Exhibit A.

Reconciliation of Diluted Net Income from Continuing Operations Per Share to Adjusted Diluted Net Operating Income Per Share

	2025				2024
	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Diluted net income from continuing operations per share	$1.15	$1.11	$1.11	$1.03	$1.08
Less per-share impact of reconciling income (expense) items
Net gains (losses) on investments and other financial instruments	(0.01)	0.01	0.01	(0.02)	(0.04)
Impairment of other long-lived assets and other non-operating items	(0.01)	(0.06)	—	—	(0.02)
Income tax (provision) benefit on reconciling income (expense) items (1)	0.01	0.01	(0.01)	0.01	0.01
Per-share impact of reconciling income (expense) items	(0.01)	(0.04)	—	(0.01)	(0.05)
Adjusted diluted net operating income per share	$1.16	$1.15	$1.11	$1.04	$1.13

(1)
Calculated using the company’s federal statutory tax rate of 21%.

Radian Group Inc. and Subsidiaries

Non-GAAP Financial Measure Reconciliations

Exhibit G (page 2 of 3)

Reconciliation of Return on Equity from Continuing Operations to Adjusted Net Operating Return on Equity (1)

	2025				2024
	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Return on equity from continuing operations (1)	13.5%	13.4%	13.6%	13.2%	14.1%
Less impact of reconciling income (expense) items (2)
Net gains (losses) on investments and other financial instruments	(0.1)%	0.1%	0.1%	(0.3)%	(0.6)%
Impairment of other long-lived assets and other non-operating items	(0.1)%	(0.7)%	—%	—%	(0.2)%
Income tax (provision) benefit on reconciling income (expense) items (3)	0.1%	0.1%	—%	0.1%	0.2%
Impact of reconciling income (expense) items	(0.1)%	(0.5)%	0.1%	(0.2)%	(0.6)%
Adjusted net operating return on equity	13.6%	13.9%	13.5%	13.4%	14.7%

(1)
Calculated by dividing annualized net income from continuing operations by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.
(2)
Annualized, as a percentage of average stockholders’ equity.
(3)
Calculated using the company’s federal statutory tax rate of 21%.

Reconciliation of Pretax Income from Continuing Operations to Adjusted Pretax Operating Income

	Years Ended December 31,
(In thousands)	2025	2024

Pretax income from continuing operations	$791,228	$845,607
Less reconciling income (expense) items
Net gains (losses) on investments and other financial instruments	(24)	(4,347)
Impairment of other long-lived assets and other non-operating items (1)	(10,435)	(17,260)
Total adjusted pretax operating income	$801,687	$867,214

(1)
Relates primarily to acquisition-related expenses for 2025 and impairment of other long-lived assets for 2024, which are included in other operating expenses on the Condensed Consolidated Statement of Operations in Exhibit A.

Radian Group Inc. and Subsidiaries

Non-GAAP Financial Measure Reconciliations

Exhibit G (page 3 of 3)

Reconciliation of Diluted Net Income from Continuing Operations Per Share to Adjusted Diluted Net Operating Income Per Share
	Years Ended December 31,
	2025	2024

Diluted net income from continuing operations per share	$4.39	$4.28
Less per-share impact of reconciling income (expense) items
Net gains (losses) on investments and other financial instruments	—	(0.03)
Impairment of other long-lived assets and other non-operating items	(0.08)	(0.11)
Income tax (provision) benefit on reconciling income (expense) items (1)	0.02	0.03
Per-share impact of reconciling income (expense) items	(0.06)	(0.11)
Adjusted diluted net operating income per share (1)	$4.45	$4.39

(1)
Calculated using the company’s federal statutory tax rate of 21%.

Reconciliation of Return on Equity from Continuing Operations to Adjusted Net Operating Return on Equity (1)
	Years Ended December 31,
	2025	2024

Return on equity from continuing operations (1)	13.1%	14.6%
Less impact of reconciling income (expense) items (2)
Net gains (losses) on investments and other financial instruments	—%	(0.1)%
Impairment of other long-lived assets and other non-operating items	(0.2)%	(0.4)%
Income tax (provision) benefit on reconciling income (expense) items (3)	—%	0.1%
Impact of reconciling income (expense) items	(0.2)%	(0.4)%
Adjusted net operating return on equity	13.3%	15.0%

(1)
Calculated by dividing net income from continuing operations by average stockholders’ equity.
(2)
As a percentage of average stockholders’ equity.
(3)
Calculated using the company’s federal statutory tax rate of 21%.

See Exhibit F for additional information on our non-GAAP financial measures.

Radian Group Inc. and Subsidiaries

Mortgage Insurance Supplemental Information - New Insurance Written

Exhibit H

	2025				2024
($ in millions)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

NIW	$15,850	$15,497	$14,330	$9,489	$13,186
NIW by premium type

Direct monthly and other recurring premiums	97.2%	96.4%	96.4%	96.4%	96.4%

Direct single premiums	2.8%	3.6%	3.6%	3.6%	3.6%

NIW for purchases	85.2%	94.8%	94.6%	95.6%	90.4%
NIW for refinances	14.8%	5.2%	5.4%	4.4%	9.6%
NIW by FICO score (1)
>=740	65.5%	63.5%	68.2%	68.1%	71.7%
680-739	29.7%	31.8%	27.0%	27.0%	23.3%
620-679	4.8%	4.7%	4.8%	4.9%	5.0%
<=619	0.0%	0.0%	0.0%	0.0%	0.0%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%
NIW by LTV (1)
95.01% and above	17.3%	16.3%	16.7%	15.6%	15.9%
90.01% to 95.00%	44.0%	46.5%	44.0%	41.5%	37.5%
85.01% to 90.00%	29.9%	29.2%	30.1%	32.3%	31.7%
85.00% and below	8.8%	8.0%	9.2%	10.6%	14.9%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
At origination.

Radian Group Inc. and Subsidiaries

Mortgage Insurance Supplemental Information - Primary Insurance in Force and Risk in Force

Exhibit I

	2025				2024
($ in millions)	Qtr 4	Qtr 3	Qtr 2	Qtr 1	Qtr 4

Primary IIF	$282,519	$280,559	$276,745	$274,159	$275,126
Primary RIF (1)	$74,704	$74,039	$72,820	$71,958	$72,074
Primary RIF by premium type
Direct monthly and other recurring premiums	91.0%	90.7%	90.3%	90.1%	90.0%
Direct single premiums	9.0%	9.3%	9.7%	9.9%	10.0%
Primary RIF by FICO score (2)
>=740	60.7%	60.7%	60.6%	60.3%	60.1%
680-739	32.4%	32.3%	32.2%	32.4%	32.6%
620-679	6.7%	6.8%	6.9%	7.0%	7.0%
<=619	0.2%	0.2%	0.3%	0.3%	0.3%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Primary RIF by LTV (2)
95.01% and above	20.7%	20.4%	20.2%	20.0%	19.8%
90.01% to 95.00%	48.6%	48.3%	48.0%	47.9%	47.9%
85.01% to 90.00%	26.4%	26.8%	27.1%	27.3%	27.3%
85.00% and below	4.3%	4.5%	4.7%	4.8%	5.0%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Persistency Rate (12 months ended)	83.6%	83.8%	83.8%	83.7%	83.6%
Persistency Rate (quarterly, annualized) (3)	81.6%	84.2%	83.8%	85.7%	82.7%

(1)
RIF is presented on a gross basis and includes the amount ceded under reinsurance.
(2)
At origination.
(3)
The Persistency Rate on a quarterly, annualized basis is calculated based on loan-level detail for the quarter shown. It may be impacted by seasonality or other factors, including the level of refinance activity during the applicable periods and may not be indicative of full-year trends.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “pursue,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition and statements regarding the planned divestitures of our Mortgage Conduit, Title and Real Estate Services businesses, are made on the basis of management’s current views and assumptions with respect to future events. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements are not guarantees of future performance, and the forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation:

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the health of the U.S. housing market generally and changes in economic conditions that impact the size of the insurable mortgage market, the credit performance of our insured mortgage portfolio, the returns on our investments in residential mortgage loans and other mortgage assets acquired through our Mortgage Conduit business and other investments held in our investment portfolio, as well as our business prospects, including: changes resulting from inflationary pressures, the interest rate environment and the risk of recession and higher unemployment rates; other macroeconomic stresses and uncertainties as well as other political and geopolitical events, civil disturbances and endemics/pandemics or extreme weather events and other natural disasters that may adversely affect regional economic conditions and housing markets;
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the primary and secondary impacts of government actions and executive orders, including regulatory and legislative actions and responses thereto, tariffs and trade policies, reductions in the federal workforce, as well as legal challenges and other responses to those actions, and related uncertainty, volatility and potential disruptions in the U.S. and global financial markets;
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changes in the way customers, investors, ratings agencies, regulators or legislators perceive our performance, financial strength and future prospects;
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Radian Guaranty’s ability to remain eligible under the PMIERs to insure loans purchased by the GSEs;
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our ability to maintain an adequate level of capital in our subsidiaries, including for our insurance subsidiaries, to satisfy current and future regulatory requirements;
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changes in the charters or business practices of, or rules or regulations imposed by or applicable to, the GSEs or loans purchased by the GSEs, or changes in the requirements for Radian Guaranty to remain an approved insurer to the GSEs, such as changes in the PMIERs or the GSEs’ interpretation and application of the PMIERs or other applicable requirements;
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changes in the current housing finance system in the United States, including the roles and areas of primary focus of the FHA, the U.S. Department of Veterans Affairs (“VA”), the GSEs and private mortgage insurers in this system;
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our ability to successfully execute and implement our capital plans, including our loss limitation and risk distribution strategies through the capital markets, traditional reinsurance markets or other strategies, and to maintain sufficient holding company liquidity to meet our ongoing liquidity needs;
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our ability to successfully execute and implement our business plans and strategies, including plans and strategies that may require GSE and/or regulatory approvals and licenses that are subject to complex compliance requirements that we may be unable to satisfy, or that may expose us to new risks, including those that could impact our capital and liquidity positions;
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risks associated with the Inigo acquisition, including: risks related to diverting the attention of management from ongoing business operations; the possibility that the anticipated benefits and impacts of the acquisition are not realized when expected, or at all; significant unknown or inestimable liabilities associated with the acquisition or operation of Inigo; risks related to the volatility and uncertainty of expected future performance and results of Inigo and its businesses following completion of the acquisition; and risks associated with Radian’s ability to successfully execute on its strategic evolution to become a multi-line specialty insurer, such as risks associated with entering new markets and lines of business and our ability to comply with new regulatory requirements and manage international operations;
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risks associated with our decision to divest our Mortgage Conduit, Title and Real Estate Services businesses, including: the potential inability to complete any or all of the divestiture transactions, on the anticipated timeline or at all, including risks and uncertainties related to securing necessary regulatory and third-party approvals and consents; and any disruption of current plans and operations caused by the announcement of the decision to divest our Mortgage Conduit, Title and Real Estate Services businesses;
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risks related to the quality of third-party mortgage underwriting and mortgage loan servicing, including the timeliness and accuracy of servicer reporting;
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a decrease in the Persistency Rate of our mortgage insurance on Monthly Premium Policies;
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competition in the private mortgage insurance industry generally, including competition from current and potential new mortgage insurers, the FHA and the VA and from other forms of credit enhancement, such as any potential GSE-sponsored alternatives to traditional mortgage insurance;
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U.S. political conditions and legislative and regulatory activity (or inactivity), including adoption of (or failure to adopt) new laws, regulations and executive orders, changes in existing laws, regulations and executive orders, or the way they are interpreted or applied, and adoption of laws, regulations or executive orders that conflict among jurisdictions in which we operate;
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legal and regulatory claims, assertions, actions, reviews, audits, inquiries or investigations that could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief that could require significant expenditures, new or increased reserves or have other effects on our business;
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the possibility that we may fail to estimate accurately, especially in the event of an extended economic downturn or a period of extreme market volatility and economic uncertainty, the likelihood, magnitude and timing of losses in establishing loss reserves, including for our Mortgage Insurance business that we may fail to accurately calculate or project our Available Assets and Minimum Required Assets under the PMIERs, which could be impacted by, among other things, the size and mix of our IIF, changes to the PMIERs, the level of defaults in our portfolio, the reported status of defaults in our portfolio (including whether they are subject to mortgage forbearance, a repayment plan or a loan modification trial period), the level of cash flow generated by our insurance operations and our risk distribution strategies;
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risks associated with investments to diversify and grow our business, including the acquisition of Inigo, or the pursuit of new lines of business or development of new products and services, and additional financial risks related to these investments, including required changes in our investment, financing and hedging strategies, risks associated with our use of financial leverage, which could expose us to liquidity risks resulting from changes in the fair values of assets, and the risk that we may fail to achieve forecasted results, which could result in lower or negative earnings contribution;
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the effectiveness and security of our information technology systems and digital products and services, including the risk that these systems, products or services fail to operate as expected or planned or expose us to cybersecurity or third-party risks, including due to malware, unauthorized access, cyberattack, ransomware or other similar events;
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the amount of dividends, if any, that our insurance subsidiaries may distribute to us, which under applicable regulatory requirements is based primarily on the financial performance of our insurance subsidiaries, and therefore, may be impacted by general economic, competitive and other factors, many of which are beyond our control and, in the case of Radian Guaranty Inc., our mortgage insurance subsidiary, will require prior approval from the Pennsylvania Insurance Department for a period of at least three years and possibly up to five years in connection with the funding for the Inigo acquisition;
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the ability of our U.S. principal operating subsidiaries to distribute amounts to us under our internal tax- and expense-sharing arrangements, which for our U.S. insurance subsidiaries are subject to regulatory review and could be terminated at the discretion of such regulators;
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volatility in our financial results caused by changes in the fair value of our assets carried at fair value;
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changes in GAAP or SAP rules and guidance, or their interpretation;

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the amount and timing of potential payments or adjustments associated with federal or other tax examinations; and
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our ability to attract, develop and retain key employees.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and its quarterly report on Form 10-Q for the quarterly period ended September 30, 2025, as well as subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

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